UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2022

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-576-5000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $0.01 par value	MSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As described in Item 5.07 below, Motorola Solutions, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders on May 17, 2022 (the “2022 Annual Meeting”). At the 2022 Annual Meeting, the shareholders approved the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015 (the “Omnibus Plan”), which had been previously approved by the Board of Directors of the Company (the “Board”) on March 10, 2022, subject to shareholder approval.

The following paragraphs provide a summary of certain terms of the Omnibus Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Omnibus Plan was also described in Proposal No. 4 to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2022 in connection with the 2022 Annual Meeting.

Executives (including named executive officers) and other employees of the Company and its subsidiaries, as well as non-employee directors, are eligible to participate in the Omnibus Plan. The Omnibus Plan is an amendment and restatement of the Motorola Solutions Omnibus Incentive Plan of 2015 (f/k/a the Motorola Solutions Omnibus Incentive Plan of 2006). The amendment and restatement increased the aggregate number of shares of the Company’s common stock authorized for issuance under the Omnibus Plan by 4,650,000 shares, for a total of 16,650,000 shares authorized for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares, performance cash awards, and other stock or cash awards, subject to the terms of the Omnibus Plan. The Omnibus Plan contains certain award limitations including (but not limited to) that no employee may receive awards of stock options or stock appreciation rights exceeding one million shares in any calendar year. The Omnibus Plan will be administered by the Compensation and Leadership Committee of the Board (the “Compensation Committee”). The effective date of the Omnibus Plan is May 17, 2022.

The Board or the Compensation Committee may amend the Omnibus Plan from time to time, subject to any requirement of shareholder approval required by applicable law, regulation or stock exchange rule. No amendment may reduce the amount of any existing award or change the terms of such award in a manner adverse to a participant without such participant’s consent, subject to certain exceptions.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Set forth below are the proposals that were voted upon by the Company’s shareholders at the 2022 Annual Meeting and the voting results for each such proposal:

1.

The Company’s shareholders elected all of the director nominees, by the votes set forth below, to serve a one-year term until their respective successors are elected and qualified or until their earlier death or resignation:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Gregory Q. Brown	127,088,223	7,474,900	1,394,438	14,269,881
Kenneth D. Denman	125,253,283	9,748,275	956,003	14,269,881
Egon P. Durban	68,777,699	66,835,386	344,476	14,269,881
Ayanna M. Howard	135,404,217	286,012	267,332	14,269,881
Clayton M. Jones	134,341,742	1,354,489	261,330	14,269,881
Judy C. Lewent	131,682,429	4,020,727	254,405	14,269,881
Gregory K. Mondre	95,382,820	40,231,509	343,232	14,269,881
Joseph M. Tucci	129,629,348	6,035,872	292,341	14,269,881

2.	The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
149,692,615	296,077	238,750	—

3.	The Company’s shareholders approved, on an advisory (non-binding) basis, the Company’s executive compensation, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
126,374,953	9,247,892	334,716	14,269,881

4.	The Company’s shareholders approved the Omnibus Plan, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
127,213,207	8,401,585	342,769	14,269,881

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.1	Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: May 20, 2022	By:	/s/ Kristin L. Kruska
	Name:	Kristin L. Kruska
	Title:	Corporate Vice President, Transactions, Corporate & Securities Law and Secretary